Exhibit 99.1

i2 Reports Fourth Quarter and Fiscal Year 2007 Results

Company results in-line with preliminary expectations

DALLAS – February 7, 2008 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the fourth quarter and fiscal year 2007.

A summary of fourth quarter results:

•	Total revenue was $63.3 million
•	Total costs and expenses were $54.5 million
•	Net income applicable to common stockholders was $5.0 million
•	Diluted earnings per share (GAAP) were $0.19
•	Non-GAAP diluted earnings per share were $0.26 (excluding stock option expense and contract revenue)
•	Cash flow from operations was $8.4 million
•	Total bookings of $81.8 million, including $21.9 million in software solutions bookings

A summary of fiscal year 2007 results:

•	Total revenue was $260.3 million
•	Total costs and expenses were $235.2 million
•	Net income applicable to common stockholders was $14.7 million
•	Diluted earnings per share (GAAP) were $0.55
•	Non-GAAP diluted earnings per share were $0.82 (excluding stock option expense and contract revenue)
•	Cash flow from operations was $16.4 million
•	Total bookings of $264.7 million, including $54.6 million in software solutions bookings

“We ended 2007 with strong bookings performance, recording the highest level of quarterly bookings in the last three years,” stated i2 Interim Chief Executive Officer Pallab Chatterjee. “The fourth quarter was highlighted by more than $81 million in total bookings, which included approximately $22 million in software solutions bookings. We are pleased to continue our relationships with many current customers who renewed agreements during the quarter and we look forward to growing our relationships with the new customers we signed during the quarter.”

“We are pleased to have recorded significant bookings during the fourth quarter which resulted in growth in total bookings for full year 2007 compared to the prior year period,” stated i2 Executive Vice President and Chief Financial Officer Mike Berry. “While our revenue and earnings results were below our expectations in the fourth quarter, we exceeded our cash flow expectations and are pleased with the continued improvement in our liquidity,” concluded Berry.

Fourth Quarter Results

Revenue Detail

Total revenue for the fourth quarter was $63.3 million as compared to $79.6 million in the fourth quarter of 2006, a decrease of $16.3 million or 21 percent. Total revenue in the fourth quarter of 2006 included contract revenue of $4.0 million.

i2 had total fourth quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $12.4

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i2 Reports Fourth Quarter and Fiscal Year 2007 Results

million. This compares to $23.4 million of software solutions revenue in the fourth quarter of 2006, a decline of 47 percent year-over-year. Note: the fourth quarter 2006 software solutions revenue amount includes $5.2 million in recurring license revenue related to platform technology bookings recorded in 2006.

Services revenue in the fourth quarter was $29.1 million, a decrease of 1 percent from the $29.5 million of services revenue in the fourth quarter of 2006. Services revenue includes fees received from consulting and training services as well as arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

Fourth quarter maintenance revenue was $21.9 million, a decrease of 4 percent from $22.7 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the fourth quarter of 2007 were $54.5 million, a decrease of 16 percent compared to $65.1 million in the fourth quarter of 2006. Total costs and expenses in the fourth quarter of 2007 included $2.7 million in stock-based compensation expense, which includes $1.9 million in expense related to stock options and $800,000 in expense related to restricted stock units.

Net Income

The company reported fourth quarter 2007 net income applicable to common stockholders of $5.0 million, or $0.19 per diluted share. This compares to $14.3 million, or $0.54 per diluted share, in net income applicable to common stockholders in the fourth quarter of 2006.

Fiscal Year 2007 Results

Total revenues for 2007 were $260.3 million, a decrease of 7 percent as compared to $279.7 million for the same period in 2006. Total revenue included contract revenue of $2.5 million and $4.1 million in 2007 and 2006, respectively.

Software solutions revenue decreased 37 percent to $47.7 million in 2007 compared to $76.2 million in 2006. Services revenue was $122.7 million compared to $106.5 million in 2006, an increase of 15 percent. Maintenance revenue decreased 6 percent to $87.5 million in 2007 compared to $92.8 million in 2006.

Total costs and expenses for 2007 declined 6 percent to $235.2 million as compared to $250.3 million in 2006. Total costs and expenses in 2007 included $12.4 million in stock-based compensation expense, which includes $9.8 million in expense related to stock options and $2.6 million in expense related to restricted stock units.

The company reported net income applicable to common stockholders of $14.7 million or $0.55 per diluted share for 2007. This compares to $21.3 million or $0.82 per diluted share in net income applicable to common stockholders in 2006.

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i2 Reports Fourth Quarter and Fiscal Year 2007 Results

Non-GAAP Diluted Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

Non-GAAP diluted earnings per share applicable to common stockholders in the fourth quarter of 2007 were $0.26, compared to $0.52 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share applicable to common stockholders for 2007 were $0.82, compared to $1.27 per diluted share in 2006 on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense and the net effect of contract revenue and contract expense. Contract revenue is the result of the recognition of certain revenue that was carried on i2’s balance sheet as a portion of deferred revenue and was a result of the company’s 2003 financial restatement. As of March 31, 2007, the deferred contract revenue balance was zero.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Other Financial Information

On December 31, 2007, i2’s total cash was $129.4 million (including restricted cash of $8.5 million). Total debt at the end of 2007 was $86.3 million, which represents the face value of the company’s 5% senior convertible notes.

The company generated cash flow from operations of $8.4 million in the fourth quarter of 2007. For 2007, cash flow from operations was $16.4 million versus $14.8 million in 2006.

First Quarter 2008 Outlook

In conjunction with the continuing efforts of the strategic review committee, the company is providing outlook for only the first quarter of 2008 at this time. The company currently expects financial performance in the first quarter of 2008 to be reasonably comparable to the first quarter of 2007, excluding the effect of contract revenue recorded in the prior year period. However, cash flow from operations in the first quarter of 2008 is expected to be positive compared to the negative $6.6 million of cash flow from operations in the prior year period. This outlook assumes no significant changes to the company’s management or operations during the first quarter of 2008.

The company’s statements regarding future financial performance are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding. Such statements are forward-looking, and the company expressly disclaims any current intention to update forward-looking statements. Actual results may differ materially. See “i2 Cautionary Language” below.

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i2 Reports Fourth Quarter and Fiscal Year 2007 Results

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, February 7 at 10:00 a.m. ET to discuss the fourth quarter and fiscal year 2007 financial results. Investors and other interested parties may access the call via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 906526. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s outlook for first quarter 2008 revenue, diluted earnings per share, operating cash flow and total bookings. These forward-looking statements are based on current expectations for bookings, cash collections, revenue, expense and diluted shares outstanding, and involve risks and uncertainties that may cause actual results to differ from those projected, including, without limitation, the risk that (i) we will be unable to develop and generate additional demand for our products, (ii) we will be unable to remain competitive, (iii) our strategy to sell new-generation solutions may not be successful, (iv) product quality, performance claims and other litigation may have a material adverse effect on our relationships with customers and our business, (v) key personnel leave the company or the company is unable to attract, train and retain additional personnel. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed November 6, 2007 and the Annual Report on Form 10-K filed March 30, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$120,978	$109,419
Restricted cash	8,456	4,626
Accounts receivable, net	25,108	25,677
Other current assets	7,746	9,231

Total current assets	162,288	148,953

Premises and equipment, net	7,559	10,691
Goodwill	16,684	14,760
Non-current deferred tax asset	8,454	8,060
Other non-current assets	7,168	7,605

Total assets	$202,153	$190,069

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,741	$11,283
Accrued liabilities	14,631	22,245
Accrued compensation and related expenses	17,636	24,010
Deferred revenue	61,715	74,047

Total current liabilities	98,723	131,585

Total long-term debt, net	84,453	83,822
Taxes payable	4,484	—

Total liabilities	187,660	215,407

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 107 and 105 issued and outstanding at December 31, 2007 and December 31, 2006, respectively	103,450	101,686
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,448 and 21,005 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	5	5
Additional paid-in capital	10,458,101	10,442,261
Accumulated other comprehensive income	9,963	2,398
Accumulated deficit	(10,557,026)	(10,571,688)

Net stockholders’ equity (deficit)	14,493	(25,338)

Total liabilities and stockholders’ equity (deficit)	$202,153	$190,069

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Software solutions	$12,354	$23,364	$47,721	$76,243
Services	29,068	29,470	122,682	106,493
Maintenance	21,859	22,748	87,457	92,828
Contract	—	4,014	2,450	4,113

Total revenues	63,281	79,596	260,310	279,677

Costs and expenses:
Cost of revenues:
Software solutions	1,852	3,741	8,567	12,862
Services and maintenance	27,004	24,958	108,471	97,960
Contract	—	311	—	311
Amortization of acquired technology	6	—	25	21
Sales and marketing	9,290	12,209	41,872	48,185
Research and development	7,734	8,502	33,513	35,200
General and administrative	8,499	15,533	38,691	56,129
Amortization of intangibles	25	(156)	78	17
Restructuring charges and adjustments	108	—	3,955	(403)

Total costs and expenses	54,518	65,098	235,172	250,282

Operating income	8,763	14,498	25,138	29,395

Non-operating (expense) income, net:
Interest income	1,427	1,553	5,488	5,305
Interest expense	(1,236)	(1,523)	(4,948)	(6,069)
Realized gains on investments, net	—	—	—	475
Foreign currency hedge and transaction losses, net	(380)	(207)	(678)	(219)
Other expense, net	(281)	(329)	(1,134)	(850)

Total non-operating expense, net	(470)	(506)	(1,272)	(1,358)

Income before income taxes	8,293	13,992	23,866	28,037
Income tax expense (benefit	2,478	(1,085)	6,133	3,821

Net income	$5,815	$15,077	$17,733	$24,216

Preferred stock dividend and accretion of discount	774	770	3,071	2,940

Net income applicable to common stockholders	$5,041	$14,307	$14,662	$21,276

Net income per common share applicable to common stockholders:

Basic	$0.19	$0.56	$0.57	$0.84
Diluted	$0.19	$0.54	$0.55	$0.82

Weighted-average common shares outstanding:
Basic	25,985	25,500	25,816	25,328
Diluted	26,587	26,355	26,748	25,883

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$17,733	$24,216
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,399	7,720
Stock based compensation	12,388	16,293
Gain on sale of securities	—	(501)
Loss (gain) on disposal of equipment	256	(170)
Expense (credit) for bad debts charged to costs and expenses	6	(479)
Deferred income taxes	816	(1,736)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	910	746
Other assets	8,123	7,665
Deferred contract costs	—	311
Accounts payable	(2,852)	(691)
Accrued liabilities	(7,979)	(12,437)
Accrued compensation and related expenses	(6,842)	(364)
Deferred revenue	(12,549)	(25,807)

Net cash provided by operating activities	16,409	14,766

Cash flows used in investing activities:
Restrictions (placed) released on cash	(3,830)	147
Purchases of premises and equipment	(1,341)	(2,386)
Proceeds from sale of premises and equipment	24	232
Proceeds from sale of securities	—	501
Business acquisition	(2,124)	(569)

Net cash used in investing activities	(7,271)	(2,075)

Cash flows provided by (used in) financing activities:
Repurchase of debt	—	(24,997)
Proceeds from sale of convertible debt	—	7,500
Cash dividends paid - preferred stock	(1,307)	(1,327)
Payment of debt issuance costs	—	(484)
Net proceeds from common stock issuance from options and employee stock purchase plans	3,430	2,584

Net cash provided by (used in) financing activities	2,123	(16,724)

Effect of exchange rates on cash	298	570

Net change in cash and cash equivalents	11,559	(3,463)
Cash and cash equivalents at beginning of period	109,419	$112,882

Cash and cash equivalents at end of period	$120,978	$109,419

Supplemental cash flow information
Interest paid	$4,312	$5,417
Income taxes paid (net of refunds received)	$5,093	$4,780
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$1,762	$1,613

SCHEDULE A TO PRESS RELEASE

February 7, 2008

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(Unaudited)

Revenue
	4Q 2007	4Q 2006	FY 2007	FY 2006
GAAP revenue	$63,281	$79,596	$260,310	$279,677
Less: contract revenue	—	4,014	2,450	4,113

Operating Revenue	$63,281	$75,582	$257,860	$275,564

Diluted earnings per share applicable to common stockholders *
	4Q 2007	4Q 2006	FY 2007	FY 2006
GAAP diluted earnings per share applicable to common stockholders	$0.19	$0.54	$0.55	$0.82

Add: stock option expense	$0.07	$0.12	$0.37	$0.59
Add: contract expense	—	$0.01	—	$0.01
Less: contract revenue	—	$0.15	$0.09	$0.16

Non-GAAP diluted earnings per share applicable to common stockholders	$0.26	$0.52	$0.82	$1.27

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

February 7, 2008

KEY PERFORMANCE INDICATORS

(Unaudited)

	4Q 06	1Q 07	2Q 07	3Q 07	4Q 07
Software solutions bookings ($ in millions) (1)	$17.4	$7.7	$18.0	$7.0	$21.9
Platform technology bookings ($ in millions)	$—	$—	$0.5	$—	$—
Services and maintenance bookings ($ in millions)	$46.5	$53.9	$56.4	$39.5	$59.9

Total bookings ($ in millions) (2)	$63.9	$61.5	$75.0	$46.5	$81.8

Number of software solutions transactions booked > $500K	5	6	5	4	6
Average amount booked ($ in thousands) (3)	$496	$192	$618	$302	$561

Software solutions revenue
Revenue from current quarter bookings ($ in millions)	$4.0	$1.8	$2.4	$1.3	$1.0
Revenue from prior period bookings ($ in millions)	$7.4	$5.7	$3.4	$3.8	$5.9
Subscription/recurring revenue ($ in millions)	$12.0	$5.9	$5.7	$5.4	$5.4

Total software solutions revenue ($ in millions)	$23.4	$13.4	$11.4	$10.5	$12.4

Total revenue recognized by region
Greater APAC	21%	15%	20%	22%	19%
EMEA	19%	25%	20%	22%	17%
Americas	60%	60%	60%	56%	64%

Total revenue	100%	100%	100%	100%	100%

Quarter end balances:
Deferred revenue—contract ($ in millions)	$3.2	$—	$—	$—	$—
Deferred revenue—other ($ in millions)	$70.8	$70.5	$72.3	$65.4	$61.7

Total deferred revenue ($ in millions)	$74.0	$70.5	$72.3	$65.4	$61.7

Days sales outstanding	31	38	37	39	36

Total headcount	1,343	1,351	1,371	1,308	1,286

Direct sales representatives		35	33	28	27
Sales management (with individual quota responsibility)		15	16	11	11

Quota-carrying sales associates	49	50	49	39	38

Quota-carrying services associates		33	34	36	33

1.	Software solutions bookings includes bookings for recurring transactions.

2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings

3.	Average amount excludes recurring bookings less than $10K